AMENDMENT TO

PRINCIPAL UNDERWRITING AGREEMENT BETWEEN

ALLSTATE LIFE INSURANCE COMPANY AND ALLSTATE DISTRIBUTORS, LLC

This AMENDMENT (the “Amendment”) is made and entered into on ___________________, 2010 (the “Effective Date”) by and between Allstate Life Insurance Company (“Allstate Life”) and Allstate Distributors, LLC (“Distributors”).

WHEREAS, Allstate Life and Distributors are parties to that certain Amended and Restated Principal Underwriting Agreement dated June 1, 2006 (the “Underwriting Agreement”);

WHEREAS, the parties have agreed to revise the Underwriting Agreement to include specified insurance contracts registered with the Securities and Exchange Commission.

WHEREAS, the parties desire to amend the Underwriting Agreement to reflect their new agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereby amend the Underwriting Agreement or arrangements in their entirey insofar as they relate to annuity products to read as follows. Allstate Life confirms its grant to Distributors of the right to be and Distributors agrees to serve as Principal Underwriter for the sale of such annuity contracts during the term of the Underwriting Agreement and the parties agree as follows:

1.        All references to the National Association of Securities Dealers, Inc. (“NASD”) shall be replaced with the Financial Industry Regulatory Authority (“FINRA”).

2.	The first sentence of the Underwriting Agreement shall be replaced by the following:

This Amended and Restated Principal Underwriting Agreement (hereinafter this “Agreement”) is made and entered into as of this 1st day of June 2006, by and between Allstate Life Insurance Company (“Allstate Life”) a life insurance company organized under the laws of the State of Illinois on its own and on behalf of each separate account of Allstate Life, as applicable, set forth on Schedule A, as such Schedule may be amended from time (each such account herein referred to as the “Account”), and Allstate Distributors, LLC (“Distributors”), a limited liability corporation organized under the laws of the state of Delaware.

3.         The first sentence of Section 1.01 Distributors Duties and Obligations, shall be replaced with the following:

Distributors, a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”), will serve as principal underwriter and distributor for the registered insurance contracts and certificates issued under group insurance contracts listed in Schedule A, (the “Contracts”) which will be issued by Allstate Life.

4.         Schedule A of the Underwriting Agreement shall be deleted and replaced with the new Schedule A of this Amendment, to reflect the Contracts that are currently covered by the Underwriting Agreement. For the avoidance of confusion, the parties acknowledge that variable annuity contracts currently are covered under the Underwriting Agreement.

5.         Except as specifically amended hereby, the Underwriting Agreement shall remain in full force and effect in accordance with its terms. This Amendment does not amend or replace the Amended and Restated Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed on its behalf by its duly authorized officers, all as of the day and year first written above.

Allstate Life	Allstate Distributors, LLC

Insurance Company

By: ______________________________	By: _________________________

Title: _____________________________	Title: ________________________

Date: _____________________________	Date: ________________________

Schedule A - CW

Separate Account	Effective Date	Contract(s)	Form #(s)
Allstate Financial Advisors Separate Account 1	10/14/02	Allstate Advisor CW	PA l25 (Group Certificate) PA I 26 (Contract)
Allstate Financial Advisors Separate Account 1	10/14/02	Allstate Advisor Plus CW	PA l27 (Group Certificate) PA l28 (Contract)
Allstate Financial Advisors Separate Account 1	10/A4/02	Allstate Advisor Preferred CW	PA 129 (Group Certificate) PA130 (Contract)
Allstate Financial Advisors Separate Account 1	7/15/03	Allstate Advisor "Sun Trust"	PA l25 (Group Certificate) PA l26 (Contract)
Allstate Financial Advisors Separate Account 1	7/15/03	Allstate Advisor Preferred "Sun Trust"	PA l29 (Group Certificate) PA130 (Contract)
Allstate Financial Advisors Separate Account 1	4/16/99	Putnam Allstate Advisor CW	LU4429(Group Certificate) LU4428 (Contract)
Allstate Financial Advisors Separate Account 1	8/31/99	Putnam Allstate Advisor Apex CW	LU4457(Group Certificate) LU4458 (Contract)
Allstate Financial Advisors Separate Account 1	2/3/00	Putnam Allstate Advisor Plus CW	PA32 (Contract) PA33 (Group Certificate)
Allstate Financial Advisors Separate Account 1	4/28/00	Putnam Allstate Advisor Preferred CW	PA41 (Group Certificate) PA42 (Contract)
Allstate Financial Advisors Separate Account 1	7/30/07	Allstate RetirementAccess B Series	A-BLX/IND (3/07)
Allstate Financial Advisors Separate Account 1	7/30/07	Allstate RetirementAccess L Series	A-BLX/IND (3/07)
Allstate Financial Advisors Separate Account 1	7/30/07	Allstate RetirementAccess X Series	A-BLX/IND (3/07)
Not Applicable	10/4/10	Allstate RightFitsm	LU10974